Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2014

Quarterly Revenue Increased 20% Year-over-Year to a Record $415 million
Quarterly Net Income Increased 75% Year-over-Year to $35.7 million

DURHAM, N.C., January 21, 2014 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $415.1 million for its second quarter of fiscal 2014, ended December 29, 2013. This represents a 20% increase compared to revenue of $346.3 million reported for the second quarter of fiscal 2013, and a 6% increase compared to the first quarter of fiscal 2014. GAAP net income for the second quarter was $35.7 million, or $0.29 per diluted share, an increase of 75% year-over-year compared to GAAP net income of $20.4 million, or $0.18 per diluted share, for the second quarter of fiscal 2013. On a non-GAAP basis, net income for the second quarter of fiscal 2014 was $56.8 million, or $0.46 per diluted share, an increase of 54% year-over-year compared to non-GAAP net income for the second quarter of fiscal 2013 of $36.9 million, or $0.32 per diluted share.

“Fiscal Q2 was another strong quarter as revenue increased to a record $415 million driven by strong growth in LED fixtures and LED bulbs. For the first half of fiscal 2014, revenue is up 22% from the first half of fiscal 2013 and Non-GAAP operating profit is up 38%,” stated Chuck Swoboda, Cree Chairman and CEO. “Our strategy is working, the business is growing and we’ve made great initial progress building the Cree brand.”

Q2 2014 Financial Metrics
(in thousands, except per share amounts and percentages)

	Second Quarter
	2014	2013	Change
	(unaudited)	(unaudited)
Revenue, net	$415,086	$346,286	$68,800	20%
GAAP
Gross margin	37.5%	38.5%
Operating margin	8.5%	7.2%
Net income	$35,681	$20,403	$15,278	75%
Earnings per diluted share	$0.29	$0.18	$0.11	61%
Non-GAAP
Gross margin	38.2%	39.2%
Operating margin	14.0%	13.7%
Net income	$56,774	$36,878	$19,896	54%
Earnings per diluted share	$0.46	$0.32	$0.14	44%

•	Gross margin decreased 110 basis points from Q1 of fiscal 2014 to 37.5% on a GAAP basis and decreased 100 basis points to 38.2% on a non-GAAP basis.

•	Cash and investments increased by $95.6 million from Q1 of fiscal 2014 to $1.2 billion.

•	Accounts receivable (net) increased by $4.3 million from Q1 of fiscal 2014 to $213.5 million, with days sales outstanding of 46.

•	Inventory increased $17.1 million from Q1 of fiscal 2014 to $234.5 million, with days of inventory of 81 days.

Recent Business Highlights:

•	Released the LEDway® High Output (HO) LED street light to address large multi-lane freeways and expressway applications, replacing inefficient High Pressure Sodium (HPS) lighting up to 400 watts;

•
Introduced the CXB High-Bay LED luminaire, which cuts energy consumption in half and nearly eliminates maintenance costs, making it the ideal replacement for energy-wasting fluorescent and HID high-bay luminaires;

•
Launched the new XLamp® CXA 3590 LED array, the ideal light source to replace 250-watt metal-halide fixtures. This new array delivers up to 16,225 lumens at 85[o]C, 68% more lumens compared to Cree’s previous brightest array;

•	Expanded our product line with the introduction of the new Cree® LED 75-watt Replacement Bulb.

Business Outlook:

For its third quarter of fiscal 2014 ending March 30, 2014, Cree targets revenue in a range of $390 million to $420 million with GAAP gross margin targeted to be 37.7%+/- and non-GAAP gross margin targeted to be 38.5%+/-. Our GAAP gross margin targets include stock-based compensation expense of approximately $3.2 million, while our non-GAAP targets do not. Operating expenses are targeted to be similar to Q2. The tax rate is targeted at 21.0%+/- for the third quarter of fiscal 2014. GAAP net income is targeted at $24 million to $32 million, or $0.19 to $0.26 per diluted share. Non-GAAP net income is targeted in a range of $42 million to $51 million, or $0.34 to $0.41 per diluted share. The GAAP and non-GAAP net income per diluted share targets are based on an estimated 123.5 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles and stock-based compensation expense of $0.15 per diluted share.

For our fiscal fourth quarter, the trends in the business suggest that the Company is in a good position to grow LED fixtures, LED bulbs and LED components.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2014 second quarter results and the fiscal 2014 third quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from the non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2013, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, the Cree logo, LEDway® and XLamp® are registered trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

Revenue, net	$415,086	$346,286	$806,092	$662,039
Cost of revenue, net	259,308	212,810	499,557	412,514
Gross profit	155,778	133,476	306,535	249,525
Gross margin percentage	37.5%	38.5%	38.0%	37.7%

Operating expenses:
Research and development	44,436	39,941	86,179	77,488
Sales, general and administrative	67,943	60,100	132,221	112,745
Amortization of acquisition-related intangibles	7,256	7,719	14,543	15,389
Loss on disposal or impairment of long-lived assets	760	624	1,417	1,522
Total operating expenses	120,395	108,384	234,360	207,144

Operating income	35,383	25,092	72,175	42,381
Operating income percentage	8.5%	7.2%	9.0%	6.4%

Non-operating income, net	3,403	2,481	6,221	5,866
Income before income taxes	38,786	27,573	78,396	48,247
Income tax expense	3,105	7,170	12,218	11,721
Net income	$35,681	$20,403	$66,178	$36,526

Earnings per share:
Diluted	$0.29	$0.18	$0.54	$0.31

Weighted average shares used in per share calculation:	123,204	116,410	122,821	116,249

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 29, 2013	June 30, 2013
	(unaudited)

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$1,184,451	$1,023,915
Accounts receivable, net	213,536	192,507
Inventories	234,455	197,001
Deferred income taxes	25,912	26,125
Prepaid expenses and other current assets	75,603	76,218
Total current assets	1,733,957	1,515,766
Property and equipment, net	569,162	542,833
Intangible assets, net	348,079	357,525
Goodwill	616,345	616,345
Other assets	49,114	19,941
Total assets	$3,316,657	$3,052,410

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$166,740	$121,441
Accrued salaries and wages	46,962	41,407
Income taxes payable	10,093	1,315
Other current liabilities	51,248	43,248
Total current liabilities	275,043	207,411

Long-term liabilities:
Deferred income taxes	27,244	25,504
Other long-term liabilities	45,409	12,843
Total long-term liabilities	72,653	38,347

Shareholders’ equity:
Common stock	151	148
Additional paid-in-capital	2,128,563	2,025,764
Accumulated other comprehensive income, net of taxes	10,089	8,244
Retained earnings	830,158	772,496
Total shareholders’ equity	2,968,961	2,806,652
Total liabilities and shareholders’ equity	$3,316,657	$3,052,410

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and six months ended December 29, 2013 and the three and six months ended December 30, 2012. The Company does not review inter-segment revenue when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	December 29, 2013	December 30, 2012	Change
LED Products	$215,022	$200,962	$14,060	7%
Percent of revenue	52%	58%
Lighting Products	173,656	122,714	50,942	42%
Percent of revenue	42%	35%
Power and RF Products	26,408	22,610	3,798	17%
Percent of revenue	6%	7%
Total revenue	$415,086	$346,286	$68,800	20%

	Six Months Ended
	December 29, 2013	December 30, 2012	Change
LED Products	$433,045	$388,509	$44,536	11%
Percent of revenue	54%	59%
Lighting Products	321,574	230,787	90,787	39%
Percent of revenue	40%	35%
Power and RF Products	51,473	42,743	8,730	20%
Percent of revenue	6%	6%
Total revenue	$806,092	$662,039	$144,053	22%

	Three Months Ended
	December 29, 2013	December 30, 2012	Change
LED Products gross profit	$97,644	$84,186	$13,458	16%
LED Products gross margin	45.4%	41.9%
Lighting Products gross profit	48,426	41,383	7,043	17%
Lighting Products gross margin	27.9%	33.7%
Power and RF Products gross profit	15,321	12,798	2,523	20%
Power and RF Products gross margin	58.0%	56.6%
Unallocated costs	(5,613)	(4,891)	(722)	15%
Consolidated gross profit	$155,778	$133,476	$22,302	17%
Consolidated gross margin	37.5%	38.5%

	Six Months Ended
	December 29, 2013	December 30, 2012	Change
LED Products gross profit	$199,297	$159,653	$39,644	25%
LED Products gross margin	46.0%	41.1%
Lighting Products gross profit	88,244	75,483	12,761	17%
Lighting Products gross margin	27.4%	32.7%
Power and RF Products gross profit	28,777	23,220	5,557	24%
Power and RF Products gross margin	55.9%	54.3%
Unallocated costs	(9,783)	(8,831)	(952)	11%
Consolidated gross profit	$306,535	$249,525	$57,010	23%
Consolidated gross margin	38.0%	37.7%

Reportable Segments Description
The Company's LED Products segment includes LED components, LED chips and SiC materials. The Company's Lighting Products segment consists of both LED and traditional lighting systems, with its primary focus on LED lighting. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, matching contributions under the Company's 401(k) plan and acquisition related costs.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating income and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP operating expenses, which is operating expenses less stock-based compensation expense and charges for amortization or impairment of acquired intangibles.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
The consolidated GAAP Gross Profit includes amounts that are excluded for non-GAAP measures in the “Unallocated Costs” in the Segment Reporting. The Company does not consider these costs when evaluating segment performance and allocating resources.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its Employee Stock Purchase Plan (ESPP). Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with the foregoing. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment and payments for patent and licensing rights. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Six Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
GAAP gross profit	$155,778	$133,476	$306,535	$249,525
GAAP gross margin percentage	37.5%	38.5%	38.0%	37.7%
Adjustment:
Stock-based compensation expense	2,849	2,257	$5,228	$4,541
Non-GAAP gross profit	$158,627	$135,733	$311,763	$254,066
Non-GAAP gross margin percentage	38.2%	39.2%	38.7%	38.4%

Non-GAAP Operating Income

	Three Months Ended		Six Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
GAAP operating income	$35,383	$25,092	$72,175	$42,381
GAAP operating income percentage	8.5%	7.2%	9.0%	6.4%
Adjustments:
Stock-based compensation expense	15,672	14,544	30,250	27,029
Amortization of acquisition-related intangible assets	7,256	7,719	14,543	15,389
Total adjustments to GAAP operating income	22,928	22,263	44,793	42,418
Non-GAAP operating income	$58,311	$47,355	$116,968	$84,799
Non-GAAP operating income percentage	14.0%	13.7%	14.5%	12.8%

Non-GAAP Net Income

	Three Months Ended		Six Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
GAAP net income	$35,681	$20,403	$66,178	$36,526
Adjustments
Stock-based compensation expense	15,672	14,544	30,250	27,029
Amortization of acquisition-related intangible assets	7,256	7,719	14,543	15,389
Total adjustments to GAAP net income before provision for income taxes	22,928	22,263	44,793	42,418
Income tax effect *	(1,835)	(5,788)	(6,988)	(10,308)
Non-GAAP net income	$56,774	$36,878	$103,983	$68,636

Earnings per Share
Non-GAAP diluted net income per share	$0.46	$0.32	$0.85	$0.59

Shares used in diluted net income per share calculation
Non-GAAP shares used	123,204	116,410	122,821	116,249
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended		Six Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Cash flows from operations	$98,751	$92,608	$167,987	$178,294
Less: PP&E spending	(49,770)	(17,833)	(83,450)	(30,430)
Less: Patents spending	(5,277)	(4,473)	(10,046)	(10,021)
Total free cash flow	$43,704	$70,302	$74,491	$137,843